As filed with the Securities and Exchange Commission on February 13, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BROOKFIELD RENEWABLE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Bermuda	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

(Address of Principal Executive Offices)

Brookfield Renewable Restricted Unit Plan

(Full title of the plan)

Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281
(Name and address of agent for service)

(646) 992-2440
(Telephone number, including area code, of agent for service)

Copies to:
William Fyfe General Counsel Brookfield Power US Holding America Co. Brookfield Place 200 Liberty Street, 14th Floor New York, NY 10281-1023 (646) 992-2400	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Joshua Lavine Jennifer Lennon Torys LLP 79 Wellington St. W Toronto, Ontario M5K 1N2 (416) 865-7666

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

Part I
Information Required in the Section 10(A) Prospectus

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by Brookfield Renewable Partners L.P. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024, as amended by the Registrant’s annual report on Form 20-F/A for the year ended December 31, 2023 and filed on March 4, 2024 (the “Annual Report”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 4, 2024; and

(c)	the description of the Registrant’s limited partnership units included as Exhibit 2.1 to the Annual Report, including any amendment or report filed for the purposes of updating such description.

In addition, all documents or reports subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents or reports; provided that reports on Form 6-K shall only be deemed so incorporated by reference to the extent expressly stated therein.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document or report which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The sections of the Annual Report entitled “Item 6.A Directors and Senior Management—Our Master Services Agreement,” “Item 6.A—Directors and Senior Management—Indemnification and Limitations on Liability,” “Item 7.B Related Party Transactions—Indemnification Arrangements,” “Item 10.B Memorandum and Articles of Association—Description of Our LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP—Indemnification; Limitations on Liability” and “Item 10.B Memorandum and Articles of Association—Description of the Amended and Restated Limited Partnership Agreement of BRELP—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the Registrant’s affiliates and the directors and officers of the Registrant’s general partner and the Registrant’s service providers and are incorporated by reference herein.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Certificate of Registration of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated June 29, 2011 (incorporated by reference to Exhibit 1.1 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.2	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated August 29, 2011 (incorporated by reference to Exhibit 1.2 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.3	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated December 21, 2011 (incorporated by reference to Exhibit 1.3 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.4	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated May 11, 2012 (incorporated by reference to Exhibit 1.3 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.5	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated May 4, 2016 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on May 4, 2016)

4.6	Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011 (incorporated by reference to Exhibit 1.6 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.7	Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on May 6, 2016)

4.8	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on May 26, 2016)

4.9	Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on February 14, 2017)

4.10	Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on January 17, 2018)

4.11	Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on February 28, 2019)

4.12	Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on March 11, 2019)

4.13	Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 24, 2020 (incorporated by reference to Exhibit 3.1 to Form 6-K filed on February 24, 2020)

4.14	Seventh Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated July 28, 2020 (incorporated by reference to Exhibit 3.1 to Form 6-K filed on July 29, 2020)

4.15	Eighth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated April 14, 2022 (incorporated by reference to Exhibit 99.1 to Form 6-K filed on April 14, 2022)

4.16	Articles of Incorporation of Brookfield Renewable Partners Limited (incorporated by reference to Exhibit 1.3 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.17	Form 13 Amending the Registered Office of Brookfield Renewable Partners Limited (incorporated by reference to Exhibit 1.8 to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013)

4.18	Bye-laws of Brookfield Renewable Partners Limited (incorporated by reference to Exhibit 1.9 to Form 20-F filed on February 26, 2016)

23.1	Consent of Ernst & Young LLP

24.1	Power of Attorney (included in the signature pages hereof)

99.1	Brookfield Renewable Restricted Unit Plan

107	Filing Fee Table

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on February 13, 2025.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Connor Teskey, Patrick Taylor, Jennifer Mazin, James Bodi, Gregory McConnie, Gail Gibbons and Jane Sheere, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2025.

Signature	Title

/s/ Connor Teskey	Chief Executive Officer of its service provider, Brookfield Canada Renewable Manager LP
Connor Teskey	(Principal Executive Officer)

/s/ Patrick Taylor	Chief Financial Officer of its service provider, Brookfield Canada Renewable Manager LP
Patrick Taylor	(Principal Financial and Accounting Officer)

/s/ Jeffrey Blidner	Chairman of the Board of Directors
Jeffrey Blidner

/s/ Scott Cutler	Director
Scott Cutler

/s/ Sarah Deasley	Director
Sarah Deasley

/s/ Nancy Dorn	Director
Nancy Dorn

/s/ Lou Maroun	Director
Lou Maroun

/s/ Stephen Westwell	Director
Stephen Westwell

/s/ Patricia Zuccotti	Director
Patricia Zuccotti

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the Registrant’s duly authorized representative in the United States has signed this Registration Statement on February 13, 2025.

BROOKFIELD POWER US HOLDING AMERICA CO.

By:	/s/ William Fyfe
	Name:	William Fyfe
	Title:	Senior Vice President, General Counsel & Secretary